# DISTRIBUTION AGREEMENT

This Agreement is made and entered into on this 4 day of JAN, 2010 by and between Suzhou Yuan Chen Aluminum Wheel Company, a corporation duly organized and existing under the Laws of People's Republic of China ("Supplier") and Auto Networks International Corporation a corporation duly organized and existing under the Laws of Nevada, U.S.A. ("Distributor").

Whereas, Supplier and Distributor wish to cooperate to distribute and sell, in the North America, certain products manufactured by Suzhou Yuan Chen Aluminum Wheel Company.

Therefore, in consideration of the promises and mutual covenants herein, the parties hereby agree as follows:

1 Definitions

1.1 When used in this Agreement, each of the following expressions shall have the meaning attributed to it below.

1.1.1 "Products" means aluminum wheel manufactured by Suzhou Yuan Chen Aluminum Wheel Company.

1.1.2 "Territory" shall mean the geographical area within the territory of the North America including United States and Canada and Australia.

1.1.3 "Parties" shall mean Supplier and Distributor collectively and "Party" shall mean such one of them as the case may be.

1.2 Headings in this Agreement are inserted only for reference and shall not affect the interpretation or construction of the substantive provisions hereof.

2 Grant of Right

2.1 Supplier agrees to appoint Distributor to act as the distributor for Products in the Territory and Distributor hereby accepts such appointment.

2.2 Supplier hereby grants to Distributor, who hereby accepts, for the term of and subject to the provisions of this Agreement:

2.2.1 the right in the Territory to market, promote, distribute, and sell the Products; and

2.2.2 the right to use the advertising photographs, drawings, labels and any material attached to the Products and/or provided by Supplier.

2.3 Supplier shall provide Distributor with its know-how to assist Distributor in promotion of Products and establishment of distribution outlets in the Territory.

3 Marketing and Standards

3.1 Distributor undertakes at its expense to:

3.1.1 work with reasonable diligence to sell, distribute, market and promote the Products in the Territory;

3.1.2 comply with such reasonable directions and instructions as may be given by Supplier from time to time in respect of the promotion and/or marketing of the Products or the approach towards such promotion and/or marketing;

3.1.3 procure the approval of Supplier prior to its use of any promotional, marketing or publicity materials or documents relating to Products;

3.1.4 act and ensure that all of its staffs involved in the promotion, marketing, distribution and sale of the Products act in an orderly, professional and businesslike manner at all appropriate times.

3.2 Whenever Supplier should so request, not more than once per quarter, Distributor shall submit to Supplier a written report containing the current marketing and business plan and an overview of the sales results.

3.3 Supplier shall conduct its own advertising policy. It shall have no obligation to Distributor in this respect. Supplier shall supply to Distributor, in accordance with its existing policies, from time to time, and as requested by Distributor, advertising and selling literature, displays, samples, drawings, engineering specifications and other advertising materials as designed and made available by Supplier to its distributors, and which can be purchased by Distributor against prices determined by Supplier.

4 Prices, Orders and Delivery

4.1 Supplier shall maintain the supply to Distributor of all relevant information, catalogues, etc., relating to the Products.

4.2 It is agreed by the Parties that the price for the Products shall be negotiated between the Parties in separate orders.

4.3 Distributor shall conform to the current order system used by Supplier. Supplier shall immediately inform Distributor of any changes occurring in the said order system.

4.4 It is agreed that Distributor shall order the Products from Supplier four or three times during each contractual year.

4.5 Any claim by Distributor which is based on any defect in the quality or condition of the Products or failure to correspond with confirmed specification shall be notified to Supplier in writing no later than seven (7) days after delivery to Distributor and at Supplier's option, Supplier shall either:

4.5.1 replace such Products, free of charge and use its best endeavors to

deliver such replacement upon receipt of Distributor's said written notification; or

4.5.2 give Distributor full credit for any amount paid by Distributor to Supplier, plus all reasonable freight and insurance costs incurred by Distributor for the defective or failed Products not replaced.

4.6 Payments and Delivery Terms

4.6.1 Distributor shall make payments of the Products prices to Supplier by means of L/C and/or any other manners as mutual agreed.

4.6.2 The Products shall be shipped in the manner as agreed in separate orders.

5 Duration

5.1 This Agreement shall become effective on the date first written above and shall continue for three (3) years. The Agreement shall automatically renew for another three (3) years unless prior written notice of non-renewal given by either Party within thirty (30) days upon expiration of the Agreement.

6 Termination

6.1 Supplier may terminate this Agreement immediately in the event either of the following events take place:

6.1.1 Distributor commits a breach of any provision herein and such breach is not remedied within thirty days after receiving notice from Supplier to rectify the same; or

6.1.2 Distributor ceases to function as a business concern, conducting its operations in the normal course or becomes unable to pay its debts as they become due.

6.2 Notwithstanding any of the aforesaid under this Agreement, either Party may terminate this Agreement by giving written notice thereof to the other Party if any of the following events should take place:

6.2.1 either Party goes into liquidation either compulsory or voluntary for any reason whatsoever; or

6.2.2 a receiver, administrative receiver or administrator is appointed in respect to the whole or any part of either Party's assets; or

6.2.3 either Party makes an assignment for the benefit of its creditors or admits in writing its inability to pay its debts when they become due; or

6.2.4 any proceedings are commenced against either Party seeking liquidation, dissolution or similar relief under any applicable statute, law or regulation and such proceedings are not discharged or discontinued within ninety (90) days after such commencement.

7 Consequence of Termination

7.1 On the expiration or earlier termination of this Agreement, for any reason, the following shall apply:

7.1.1 Supplier shall have the right, throughout a period of one month, in its discretion, to repurchase all or part of the new, unused and undamaged Products held by Distributor at that time.

7.1.2 Distributor shall remain entitled to sell the Products with respect to which Supplier has not exercised its repurchase right within one month after the effective date of termination.

7.1.3 Distributor shall be obligated to remove all names and inscriptions as referred to in this Agreement which point to a relationship with Supplier, regardless of how affixed, without delay and to cease all advertising connected with the Products of Supplier.

7.1.4 All the documents for obtaining the permits prescribed in Article 3 shall be the property of Supplier. Distributor shall deliver the same to Supplier immediately upon termination.

7.2 After expiration or earlier termination of this Agreement, Distributor shall remain entitled to execute all current orders at the time of termination. Supplier shall be bound to enable it to fulfill these deliveries.

7.3 Actions carried out by the Parties after termination of this Agreement shall not be able to be interpreted as a tacit renewal of this Agreement.

7.4 Distributor shall have no claim whatsoever with regard to compensation due to the termination or expiration of this Agreement.

8 Relationship of Parties

8.1 Nothing herein shall be construed as creating a partnership or agency between the Parties, and neither Party shall be authorized to represent or bind the other Party to any third party.

9 Assignment

9.1 Neither Party shall assign, transfer, and/or convey this Agreement, or any part hereof, without the prior written consent of the other.

10 Notices

10.1 Unless otherwise expressly provided, all notices, requests, demands, consent or other communications required or permitted under this Agreement shall be in writing and shall be sent by prepaid delivery, registered post, or by fax, and shall be deemed delivered (i) when received in case of delivery by personal service, (ii) upon actual receipt in the case of posting by mail (iii) or when receipt of transmission is acknowledged or within 24 hours after transmission to the correct fax number, whichever is earlier, in case of delivery by fax.

11 Miscellaneous

11.1 No part of this Agreement may be varied, modified or otherwise changed except by the mutual agreement of the Parties in writing.

11.2 The failure of either Party to enforce at any time or for any period any one or more of the terms or conditions of this Agreement shall not be a waiver of them or of the right at any time subsequently to enforce all terms and conditions of this Agreement.

11.3 This Agreement supersedes any prior negotiations, agreements and commitments on the subject matter hereof between the Parties, whether written or oral, and such prior negotiations, agreements and commitments are cancelled upon the signing of this Agreement.

11.4 If any provision of this Agreement is found to be invalid, unlawful, or unenforceable, the remainder of this Agreement, to the extent enforceable, shall be valid.

11.5 This Agreement has been made in the English language.

12 Applicable law

12.1 This Agreement shall be construed according to the laws of Taiwan, R. O. C.

12.2 The parties agree that for all controversies, the District Court of Taichung shall be the proper jurisdiction.

IN WITNESS WHEREOF the Parties have hereunto executed this Agreement on the day and year first above written.

Signed by: 苏孔文

SUZHOU YUAN CHEN ALUMINUM WHEEL COMPANY 苏州源成铝制品制造有限公司

For and on behalf of Suzhou Yuan Chen Aluminum Wheel Company

Signed by:

For and on behalf of Auto Networks International Corporation